SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
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[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
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[_]  Definitive Additional Materials

CONCUR TECHNOLOGIES, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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January 31, 2007

To Our Stockholders:

     You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Concur Technologies, Inc., which will be held at the Bellevue Club, 11200 Southeast 6th Street, Bellevue, Washington, at 11:00 a.m. local time on Wednesday, March 14, 2007.

     Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     We encourage you to use this opportunity to take part in the affairs of Concur by voting on the business to come before the meeting. Whether or not you plan to attend, please complete, sign and date, and promptly return the enclosed proxy card in the accompanying reply envelope so that your shares will be represented at the meeting. You may also submit your proxy via the Internet or telephone as specified in the accompanying Internet and telephone voting instructions. If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

     We look forward to seeing you at the meeting.

Sincerely,

S. Steven Singh
Chief Executive Officer and Chairman of the Board

CONCUR TECHNOLOGIES, INC.
18400 N.E. Union Hill Road
Redmond, WA 98052

______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 14, 2007
______________

     The 2007 Annual Meeting of Stockholders of Concur Technologies, Inc. will be held at the Bellevue Club, 11200 Southeast 6th Street, Bellevue, Washington, at 11:00 a.m. local time on Wednesday, March 14, 2007, for the following purposes:

1.	To elect two Class II members of the Board of Directors.

2.	To approve Concur’s new 2007 Equity Incentive Plan.

3.	To ratify the selection of Grant Thornton LLP as Concur’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

4.	To transact such other business as may properly come before the meeting.

     The foregoing items of business are more fully described in the accompanying proxy statement. Only stockholders of record at the close of business on January 22, 2007 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. A complete list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose relevant to the meeting, at Concur’s offices at 18400 N.E. Union Hill Road, Redmond, Washington, during Concur’s ordinary business hours for ten days before the meeting.

By Order of the Board of Directors of Concur Technologies, Inc.

S. Steven Singh
Chief Executive Officer and Chairman of the Board

Redmond, Washington
January 31, 2007

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, sign and date, and promptly return the accompanying proxy card in the enclosed postage-paid return envelope so that your shares will be represented at the meeting. You may also submit your proxy via the Internet or telephone as specified in the accompanying Internet and telephone voting instructions. Your participation will help to ensure the presence of a quorum at the meeting and save Concur the extra expense associated with additional solicitation. Sending your proxy card will not prevent you from attending the meeting, revoking your proxy, and voting your stock in person.

CONCUR TECHNOLOGIES, INC.
18400 N.E. Union Hill Road
Redmond, WA 98052

__________

PROXY STATEMENT
__________

     The accompanying proxy is solicited on behalf of the Board of Directors of Concur Technologies, Inc., a Delaware corporation, for use at Concur’s 2007 Annual Meeting of Stockholders, to be held at the Bellevue Club, 11200 Southeast 6th Street, Bellevue, Washington, at 11:00 a.m. local time on Wednesday, March 14, 2007, and at any adjournments or postponements of the meeting. Concur’s mailing address is 18400 N.E. Union Hill Road, Redmond, Washington 98052.

     This proxy statement, the accompanying Notice of Annual Meeting, and the form of proxy card are first being sent to stockholders on or about January 31, 2007. Stockholders are encouraged to review the information provided in this proxy statement in conjunction with Concur’s Annual Report to Stockholders for the fiscal year ended September 30, 2006, a copy of which is posted on our Internet website at www.concur.com.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Voting

     Shares of Concur’s common stock are the only shares entitled to vote at the meeting. On January 22, 2007, the record date for determining stockholders entitled to vote at the meeting, there were 36,267,623 shares of Concur common stock outstanding. Each stockholder of record on the record date is entitled to one vote for each share of common stock held by such stockholder on that date. A majority of the outstanding shares of common stock must be present or represented at the meeting in order to have a quorum for the conduct of business. Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting.

     Nominees for election to the Board of Directors who receive the highest number of affirmative votes at the meeting will be elected to fill the two open seats. If shares are present at the meeting in person or by proxy, but are not voted, those shares will count toward determining whether or not a quorum is present for the conduct of business at the meeting, as will all shares voted “for”, “against”, or “abstain” on a proposal. Shares that are voted “abstain” will have no effect on the outcome of Proposals 1, 2, or 3.

     If the beneficial owner of shares that are held of record by a broker does not instruct the broker how to vote the shares, the broker has authority under applicable stock market rules to vote those shares for or against “routine” matters, such as the proposals regarding election of directors and ratification of auditor. Where a matter is not considered routine, such as the proposal to adopt Concur’s 2007 Equity Incentive Plan, the shares held by the broker will not be voted absent specific instruction from the beneficial holder, and they will not affect the outcome of the proposal.

Voting Electronically via the Internet or Telephone

     In addition to voting in person or by returning the enclosed proxy card, stockholders whose shares are registered directly with Wells Fargo Shareowner Services may vote their shares either via the Internet or by calling Wells Fargo Shareowner Services. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the accompanying proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

     If your shares are registered in the name of a bank or brokerage, you may also be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program, which provides eligible stockholders who receive a paper copy of the proxy statement and related proxy materials the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm participates in ADP’s program, your voting form from the bank or brokerage firm will provide you with specific instructions for voting your shares. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

Proxies

     Whether or not you are able to attend the meeting, Concur urges you to complete, sign and date, and promptly return the accompanying proxy card so that your shares will be represented at the meeting. In the event that you do no specify otherwise on your proxy card, it will be voted FOR the director nominees identified in Proposal No. 1, FOR Proposal No. 2, FOR Proposal No. 3, and, in the discretion of the proxy holders, for or against other matters that may properly come before the meeting (including any adjournment to the meeting to another place and time). You may revoke or change your proxy at any time before the meeting. To do this, send a written notice of revocation, or another signed proxy card with a later date to Concur, to the attention of Corporate Secretary, 18400 N.E. Union Hill Road, Redmond, Washington 98052. To be effective, your written notice of revocation or newly signed proxy card must be received by Concur prior to the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person.

     Please note, however, that if your shares are held of record by a broker, bank, or other nominee, and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank, or other nominee confirming your beneficial ownership of the shares and that such broker, bank, or other nominee is not voting your shares.

Solicitation of Proxies

     Concur will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, so that they may forward such solicitation materials to those beneficial owners. Officers and employees of Concur may, without being additionally compensated, solicit proxies by mail, telephone, facsimile, or personal contact. All proxy-soliciting expenses will be paid by Concur in connection with the solicitation of votes for the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

     Concur’s Board of Directors consists of seven members, two of whom are to be elected at the 2007 annual meeting. Members of the Board of Directors are divided into Class I, Class II, and Class III directors, with staggered three-year terms. Each director serves for a term ending at the third annual meeting of stockholders following the annual meeting at which he was elected, except that any director appointed by the Board serves for a term ending at the annual meeting of stockholders for the class to which the director was appointed. Each director serves until his successor is elected and qualified or until his earlier death, resignation, or removal. All Concur directors are invited to attend the meeting in person. All seven members of the Board attended our 2006 Annual Meeting of Stockholders.

     Information is provided below with respect to the nominees for director and continuing members of the Board of Directors. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. The Board of Directors approved the nomination of the nominees reflected in this Proposal No. 1. Each nominee for director has consented to serve as such if elected by the stockholders. The nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected as Class II members of the Board of Directors, to serve for the terms to which they were elected and until their successors have been elected and qualified. Stockholders may not cumulate votes in the election of directors.

Nominees for Election—Class II Directors (Term to expire in 2010)

     William W. Canfield, age 68, has been a director of Concur since July 2003. Since 1987, he has served as the President and Chief Executive Officer of TALX Corporation, a business process outsourcer of payroll data-centric services and, since 1988, he has served as the Chairman of the Board of Directors of that company. Mr. Canfield holds a B.S. degree in Electrical Engineering from Purdue University and an M.B.A. degree from Washington University.

     Gordon Eubanks, age 60, has been a director of Concur since June 2005. From October 2006 to November 2006, Mr. Eubanks served as acting Chief Executive Officer, and, since October 2006, has served as a director, of Asempra Technologies, a private software company. From 2005 until 2006, Mr. Eubanks served as Chairman of the Board of Preventsys, an enterprise security software company, which was sold in June 2006. Since June 2006, Mr. Eubanks has been managing personal investments and working as an advisor to a number of venture capital firms. From April 1999 to March 2005, Mr. Eubanks served as President and Chief Executive Officer of Oblix, Inc., a provider of enterprise identity management solutions that was acquired by Oracle in 2005. From 1984 to 1999, Mr. Eubanks served as President and Chief Executive Officer of Symantec Corporation, an international technology firm focused on protecting information and computer systems. Mr. Eubanks serves on the Board of Directors of Transforma Acquisition Group, Inc., a company recently formed for the purpose of acquiring assets or control of operating businesses. Mr. Eubanks holds a Bachelor of Science degree in Electrical Engineering from Oklahoma State University and a M.S. degree in Computer Science from the Naval Postgraduate School.

     Robert T. Abele, age 50, has been a director of Concur since March 2006. Since September 1999, he has served as the President of Corporate Payment Systems of U.S. Bancorp, a global leader in Corporate, Government, Purchasing, Fleet, and Aviation cards, as well as business-to-business payment services. From 1991 to September 1999, Mr. Abele held various other senior management positions at U.S. Bancorp. Prior to that time, he held the positions of Director of Sales - Citicorp Diners Club in Fairfax, Virginia; Assistant Vice President - Fidelity Bank in Philadelphia, Pennsylvania; and Manager of Administration – Certainteed Corporation in Valley Forge, Pennsylvania. Mr. Abele holds a B.S. degree in Economics and Finance from Lehigh University. Mr. Abele serves as Chairman of the Board for Global Payment Commercial Solutions, a U.K. limited liability corporation of which U.S. Bank is a founding and equity member with six other large financial institutions and Visa International. He is also a board member of Visa Canada.

Continuing Class III Directors (Term to expire in 2008)

     Michael W. Hilton, age 42, co-founded Concur in 1993, and serves as its Chief Technology Officer. Mr. Hilton has served as Chairman of the Board of Directors from 1996 until 1999, and has been a director of Concur since 1993. Before co-founding Concur, he served as Senior Development Manager at Symantec Corporation, a computer software and services company, and as Director of Product Development for Contact Software International, a personal computer software publisher that was acquired by Symantec. Mr. Hilton holds a B.A. degree in Computer and Information Sciences and a B.S. degree in Mathematics from the University of California, Santa Cruz.

     Jeffrey T. McCabe, age 50, has been a director of Concur since January 2005. Since August 2005, he has served as Chief Executive Officer and member of Tri-Pen TravelMaster Technologies, LLC, a provider of technology solutions for the travel industry. From March 2004 to July 2005, Mr. McCabe was involved in a wide range of entrepreneurial activities, including strategic consulting for businesses developing new products and services. From 1994 to March 2004, he served in various executive positions at American Express, including Senior Vice President and General Manager for the United States and Canadian large-market commercial card business of American Express Corporate Services, a global provider of business travel, corporate card, and purchasing card programs for businesses. Prior to that, Mr. McCabe held executive positions at Labinal S.A. and General Motors, where he worked in Europe and Asia with a focus on developing new business relationships. Mr. McCabe holds a B.S. degree in English and General Engineering from the United States Naval Academy.

Continuing Class I Directors (Term to expire in 2009)

     S. Steven Singh, age 45, has served as Concur’s Chief Executive Officer since 1996, and as a director since 1993, including service as Chairman of the Board of Directors since September 1999. From 1993 to 1996, Mr. Singh was General Manager of the Contact Management Division at Symantec Corporation, a computer software and services company.

     Jeffrey T. Seely, age 52, has been a director of Concur since October 2005. Since 1998, he has served as the President and Chief Executive Officer of ShareBuilder Corporation, an on-line brokerage company and, since 2002, he has served as the Chairman of the Board of Directors of that company. Mr. Seely holds a B.A. degree in Economics from St. Lawrence University and an M.B.A. degree from Columbia University.

Board of Directors Meetings and Committees

     The Board of Directors held seven meetings during fiscal 2006. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors (held during the time period for which each such director served on the Board of Directors) and meetings of committees on which each such director served. The Board of Directors has determined that each of Messrs. Seely, Canfield, Eubanks, McCabe and Abele are independent directors as defined in the listing standards of The NASDAQ Stock Market.

     The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee

     The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee, which is posted on our Internet website at www.concur.com. The principal functions of the Audit Committee include:

  overseeing the integrity of Concur’s financial statements and its compliance with related legal and regulatory requirements;

  monitoring the adequacy of Concur’s accounting and financial reporting, and its internal controls and processes for financial reporting;

  overseeing Concur’s relationship with its independent auditors, including appointing, evaluating, and setting the compensation of the independent auditors; and

  facilitating communication among the independent auditors, Concur’s management, and the Board of Directors.

     Directors Seely, McCabe and Abele are the members of the Audit Committee. Each member of the committee meets the independence and other requirements to serve on our Audit Committee under applicable securities laws and the rules of the SEC and listing standards of The NASDAQ Stock Market. The Board of Directors has determined that Messrs. Seely and Abele are “audit committee financial experts” as defined by the rules of the SEC. The Audit Committee met eleven times during fiscal 2006. The report of the Audit Committee is provided below.

Compensation Committee

     The Board of Directors has adopted a charter governing the duties and responsibilities of the Compensation Committee, which is posted on our Internet website at www.concur.com. The principal functions of the Compensation Committee include:

  reviewing and making recommendations to the Board of Directors regarding all forms of salary, bonus, and stock compensation provided to executive officers of Concur, the long-term strategy for employee compensation, the types of stock and other compensation plans to be used by Concur and the shares and amounts reserved thereunder;

  overseeing the overall administration of Concur’s equity-based compensation and stock option plans; and

  addressing such other compensation matters as may from time to time be directed by the Board of Directors.

     Directors Canfield, Eubanks and Abele are the members of the Compensation Committee. Each member of the committee meets the independence and other requirements to serve on our Compensation Committee under applicable securities laws and the rules of the SEC and the listing standards of The NASDAQ Stock Market. The Compensation Committee met three times during fiscal 2006. The report of the Compensation Committee is provided below.

Nominating and Corporate Governance Committee

     The Board of Directors has adopted a charter governing the duties and responsibilities of the Nominating and Corporate Governance Committee, which is posted on our Internet website at www.concur.com. The principal functions of the Nominating and Corporate Governance Committee are:

  assisting the Board of Directors in identifying, evaluating, and nominating candidates to serve as members of the Board of Directors;

  recommending director nominees for the next annual meeting of stockholders to the Board of Directors;

  reviewing and making recommendations to the Board of Directors regarding the composition and operations of the Board; and

  reviewing and making recommendations to the Board of Directors regarding corporate governance policies and ethical conduct.

     Directors McCabe, Canfield and Eubanks are the members of the Nominating and Corporate Governance Committee. Each member of the committee meets the independence and other requirements to serve on our Nominating and Corporate Governance Committee under applicable securities laws and the rules of the SEC and the listing standards of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee met three times during fiscal 2006.

     The Nominating and Corporate Governance Committee generally identifies nominees based upon suggestions by our outside directors, members of management, or stockholders, and then evaluates the candidates based upon various factors, including:

  integrity;

  high level of education and/or business experience;

  broad-based business acumen;

  understanding of our business and industry;

  strategic thinking and willingness to share ideas, network of contacts, and diversity of experience;

  expertise; and

  background.

     The committee uses these and other criteria to evaluate potential nominees. The committee does not evaluate proposed nominees differently depending upon who has made the proposal. To date, we have not paid any third-party fees to assist in this process.

     The Nominating and Corporate Governance Committee will consider, and make recommendations to the Board of Directors regarding, any stockholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of those proposals. The committee will review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a candidate for committee consideration, the stockholder should send the name of the recommended candidate for director, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of Concur stock, to the attention of Corporate Secretary, 18400 N.E. Union Hill Road, Redmond, Washington 98052 at least six months prior to the 2008 Annual Meeting of Stockholders to ensure time for meaningful consideration by the committee. For additional nominating requirements, please see “Stockholder Proposals For 2008 Annual Meeting” below. To date, we have not had any candidates submitted by any stockholders for the upcoming annual meeting.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is, or was at any time, an officer or employee of Concur or any of its subsidiaries. None of Concur’s executive officers serves or has served on the board of directors or compensation committee of any entity that has one or more executive officers serving on Concur’s Board of Directors or Compensation Committee during the most recently completed fiscal year.

Director Compensation

     Members of the Board of Directors who are employees of Concur are not separately compensated for serving as members of the Board of Directors. Non-employee members of the Board of Directors, or outside directors, are compensated for such service as follows.

     Each outside director has selected one of two available compensation arrangements. Under the first arrangement, the outside director receives a cash stipend of approximately $35,000 per year, is granted an option for 40,000 shares under the 1998 Directors Stock Option Plan on the date he first becomes a member of the Board of Directors, and, if he has served as a director continuously since the date of his original option grant, he is granted an additional option for 10,000 shares under the 1998 Directors Stock Option Plan on the date of each annual meeting of stockholders. Under the second arrangement, the outside director is granted an option for 60,000 shares under the 1998 Directors Stock Option Plan on the date he first becomes a member of the Board of Directors and, if he has served as a director continuously since the date of his original option grant, he is granted an additional option for 20,000 shares under the 1998 Directors Stock Option Plan on the date of each annual meeting of stockholders.

     All directors are reimbursed for their reasonable travel expenses in attending Board and committee meetings. All options issued to outside directors under the 1998 Directors Stock Option Plan vest as to 25% of the total shares granted on the first anniversary of the grant date, and as to 1/48th of the total shares granted on each subsequent monthly anniversary of the grant date, with exercise prices equal to the fair market value of the common stock on the date of grant. These options cease to vest if the outside director ceases to provide services to Concur either as a director or consultant.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the election of each nominated director.

PROPOSAL NO. 2

ADOPTION OF THE 2007 EQUITY INCENTIVE PLAN

General

     We are asking shareholders to approve the Concur Technologies, Inc. 2007 Equity Incentive Plan (“2007 Plan”), which was approved by the Board of Directors on January 22, 2007. If approved by stockholders, the 2007 Plan will replace our existing Amended 1998 Equity Incentive Plan (“1998 Plan”), Amended 1998 Directors Stock Option (“1998 Directors Plan”) and 1999 Stock Incentive Plan (“1999 Stock Plan,” and together with the 1998 Plan, the 1998 Directors Plan and our previously terminated Amended and Restated 1994 Stock Option Plan, “Prior Plans”). The 2007 Plan, together with our 1998 Employee Stock Purchase Plan, will be Concur’s only plans for providing stock-based incentive compensation to our eligible employees and non-employee directors if this

Proposal No. 2 is approved by the shareholders at the meeting. The 2007 Plan is intended to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to the success of Concur, by offering them an opportunity to participate in the Company’s future performance. The following summary of major features of the 2007 Plan is subject to the specific provisions contained in the full text of the 2007 Plan, as set forth in Appendix A to this proxy statement.

     Approval of the 2007 Plan is intended to enable Concur to achieve the following objectives:

1.	Preserve Concur’s ability to offer stock-based incentive compensation to eligible employees and non-employee directors. By their terms, the 1998 Plan and 1998 Directors Plan will terminate in August 2008. Without stock options or other forms of equity incentives, Concur would be forced to consider cash-based alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employees whose talent is critical to Concur’s future success. Cash-based alternatives would, among other things, potentially reduce the cash available for investment in our growth and development of new and existing products.

2.	Maintain an equity incentive plan that can attract and retain employee talent while keeping the rate of dilution low. We are requesting shareholder approval to set aside 1,500,000 shares of Concur common stock for issuance under the 2007 Plan, plus the roll-over of all shares currently reserved but unissued under the Prior Plans. Shares subject to awards that are cancelled, forfeited or that expire by their terms without exercise, including shares subject to awards granted under the Prior Plans that are outstanding on the effective date of the 2007 Plan, will be returned to the pool of shares available for grant and issuance under the 2007 Plan. The Prior Plans will be terminated if the stockholders approve the 2007 Plan and no new grants will be made under the Prior Plans. As of the record date, a total of 1,624,927 shares were authorized for issuance but not yet issued under the Prior Plans.

3.	The reduction of Concur’s total stock overhang. Overhang is the total number of shares related to options and other equity awards granted but not yet exercised, plus shares available for grant, divided by the total number of shares outstanding. The 2007 Plan gives Concur the flexibility to grant restricted stock, restricted stock units and stock bonuses, which would result in less overall total stock overhang because fewer shares would be granted upon settlement of the award, compared to a stock option or a stock appreciation right.

4.	Promote compensation and governance best practices. Unlike stock options, full-value awards (such as restricted stock and restricted stock units) have intrinsic value even when the price of our common stock does not increase. In recognition of this, when a full-value award is made under the 2007 Plan, such as an award of restricted stock or restricted stock units, the number of shares available for issuance under the 2007 Plan will be decreased by 1.5 shares for each share subject to such full-value award. Furthermore, the 2007 Plan prohibits stock option repricing absent stockholder approval, prohibits the issuance of discounted stock options, and contains no “evergreen” features providing for automatic replenishment of shares authorized under the plan.

5.	Provide flexibility to offer a variety of stock compensation awards, such as stock options, restricted stock, restricted stock units, stock appreciation rights and stock bonus awards. The variety of awards available under the 2007 Plan will give Concur greater flexibility to respond to market-competitive changes in equity compensation practices. While we have historically utilized stock options granted with an exercise price equal to the fair market value of our common stock on the date of grant as the main form of equity compensation to our broad-based employee population and non-employee directors, we believe this flexibility will allow us to determine the most appropriate forms of compensation awards.

The Importance of Stock-Based Compensation for Concur

     We believe that a flexible equity incentive program is a necessary and powerful employee incentive and retention tool that benefits all of Concur’s stockholders. Equity ownership programs can align employees’ interests with the interests of other stockholders, by rewarding employees upon improved stock price performance. Without an equity incentive program, Concur would be at a disadvantage against competitor companies in the marketplace to provide the total compensation package necessary to attract, retain and motivate employee talent critical to Concur’s future success.

     We believe our stock-based incentive programs have been important to our success in the past and will continue to be important to our ability to achieve consistently superior performance in the years ahead. Therefore, we consider approval of the 2007 Plan an important part of Concur’s continued success.

Purpose of 2007 Plan

     The 2007 Plan will allow Concur, under the direction of the Compensation Committee of the Board of Directors or those persons to whom administration of the 2007 Plan, or part of the 2007 Plan, has been delegated or permitted by law (“Compensation Committee”), to make grants of stock options, restricted stock, restricted stock units, stock appreciation rights and stock bonus awards to employees, directors, consultants, independent contractors and advisors. The purpose of these stock awards is to attract and retain talented employees, directors, consultants, independent contractors and advisors and further align their interests and those of our stockholders by continuing to link a portion of their compensation with Concur’s performance.

Key Terms

     The following is a summary of the key provisions of the 2007 Plan.

Term:	January 22, 2007 to January 21, 2017

Eligible Participants:	All of our employees, directors, consultants, and independent contractors are eligible to receive awards under the 2007 Plan, provided they render bona fide services to Concur. The Compensation Committee will determine which individuals will participate in the 2007 Plan. As of January 22, 2007, there were approximately 550 employees and five non-employee directors who would be eligible to participate in the 2007 Plan.

Shares Authorized:

1,500,000 shares,will be authorized and reserved for issuance under the 2007 Plan, plus all available but unissued shares under the Prior Plans, subject to adjustment only to reflect stock splits and similar events. Shares subject to awards that are cancelled, forfeited or that expire by their terms, including shares subject to awards granted under the Prior Plans that are outstanding on the effective date of the 2007 Plan, will be returned to the pool of shares available for grant and issuance under the 2007 Plan. As of the record date, there were 1,624,927 shares authorized but not yet issued under the Prior Plans (issuances of shares after the record date will reduce the number of shares that can be rolled over from the Prior Plans).

Award Types:	Non-qualified and incentive stock options Restricted stock awards Restricted stock units Stock appreciation rights Stock bonus awards

Determining the Number of Shares Available for Grant:

For purposes of determining the number of shares available for grant under the 2007 Plan against the maximum number of shares authorized, any full-value award (i.e., issuance of shares pursuant to any award other than a stock option or a stock appreciation right) will reduce the number of shares available for issuance under the 2007 Plan by 1.5 shares for each share of such full-value award (subject to recapture in the event the award is not settled).

Share Limits on Awards:	No more than 1,200,000 shares may be granted to any individual under the 2007 Plan during any calendar year, other than new employees, who are eligible to receive up to 1,500,000 shares in the calendar year during which they begin employment. These limits are intended to ensure that awards will qualify under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Code”), if applicable. Failure to qualify under this section might result in Concur’s inability to take a tax deduction for part of its performance-based compensation to senior executives. Further, the aggregate number of shares that may be issued pursuant to the exercise of tax-favored “incentive stock options” (as defined in the Code) cannot exceed 25,000,000. The foregoing number takes into account only issuances, and is not adjusted if shares are returned to the 2007 Plan due to having been forfeited or repurchased at their original issue price.

Vesting:	Vesting schedules will be determined by the Compensation Committee when each award is granted. Options will generally vest over four years.

Terms during which Awards may be Outstanding:	Stock options will have a term no longer than ten years, except in the case of incentive stock options granted to holders of more than 10% of Concur’s voting power, which shall have a term no longer than five years. Stock appreciation rights will have a term no longer than ten years. Restricted stock unit awards generally will not be outstanding longer than four years from grant. Restricted stock awards and stock bonus awards result in the immediate issuance of shares.

Repricing Prohibited:	Repricing of stock options or stock appreciation rights issued under the 2007 Plan – or reducing the exercise price of those options or rights – without shareholder approval is prohibited.

New Plan Benefits

     Future awards under the 2007 Plan to executive officers, employees or other eligible participants, and non-employee directors are discretionary and cannot be determined at this time, nor can it be determined what these discretionary awards would have been if the 2007 Plan had been in effect during fiscal 2006.

Terms applicable to Stock Options and Stock Appreciation Rights

     The exercise price of stock options granted under the 2007 Plan may not be less than fair market value (the closing price of Concur common stock on the date of grant, and if that is not a trading day, the closing price of Concur common stock on the trading day immediately prior to the date of grant). On the record date, the closing price of our common stock was $14.49 per share. The term of these awards may not be longer than ten years. The Compensation Committee will determine the other terms and conditions applicable to such award, including vesting and exercisability, at the time of grant.

Terms applicable to Restricted Stock Awards, Restricted Stock Unit Awards and Stock Bonus Awards

     The Compensation Committee will determine the terms and conditions applicable to restricted stock awards, restricted stock unit awards and stock bonus awards under the 2007 Plan. The Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, restricted stock unit awards and stock bonus awards contingent upon continued employment with Concur, the passage of time, or such performance criteria and the level of achievement relative to such criteria, as it deems appropriate.

Eligibility Under Section 162(m)

     Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include the following criteria, among others, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or in fractions or multiples of a year, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award:

Net revenue or net revenue growth Operating income or operating income growth Earnings per share or growth in earnings per share Return on equity Adjusted operating cash flow return on income
  Earnings before income taxes and
  amortization or growth in earnings before
  income taxes and amortization

  Net income or net income growth

  Total stockholder return or total stockholder
  return growth

  Operating cash flow return on income

  Economic value added

     To the extent that an award under the 2007 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of other strategic objectives, in addition to those listed above, as determined by the Board of Directors.

     Notwithstanding satisfaction of any completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, stock options or other benefits granted, issued, retainable or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion determines.

Transferability

     Awards granted under the 2007 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution except when permitted by the Compensation Committee and then only to certain family members of participants or certain trusts established for their benefit or other entities under their control. No award may be made subject to execution, attachment or other similar process.

Administration

     The Compensation Committee will administer the 2007 Plan. The Compensation Committee will select the persons who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2007 Plan, establish the terms, conditions and other provisions of the grants. The Compensation Committee may construe and interpret the 2007 Plan and prescribe, amend and rescind any rules and regulations relating to the 2007 Plan. The Compensation Committee may delegate to a committee of two or more directors the ability to grant awards to participants pursuant to guidelines established by the Compensation Committee, so long as such participants are not officers, members of our Board of Directors or any other person who is subject to Section 16 of the Securities Exchange Act of 1934, and to take certain other actions with respect to participants who are not executive officers.

Amendments

     The Board of Directors may terminate or amend the 2007 Plan at any time, provided that no action may be taken by the Board of Directors (except those described in “Adjustments”) without stockholder approval to:

  Permit the repricing of outstanding stock options or stock appreciation rights under the 2007 Plan; or

  Increase the number of shares that may be issued pursuant to the exercise of “incentive stock options” or broaden the group of employees eligible for the grant of “incentive stock options”; or

  Otherwise implement any amendment to the 2007 Plan required to be approved by stockholders under the rules of The NASDAQ Stock Market or the Code.

Adjustments

     In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change of Concur’s capital structure without consideration, the Board of Directors shall approve, as determined in its discretion, an adjustment of the number and kind of shares available for grant under the 2007 Plan, and subject to the various limitations set forth in the 2007 Plan, the number of shares subject to outstanding awards under the 2007 Plan, and the exercise price of outstanding stock options and of other awards.

     In the event of a merger or asset sale any or all outstanding awards may be assumed or an equivalent award substituted by a successor corporation. In the event the successor corporation refuses to assume or substitute the awards outstanding under the 2007 Plan, the outstanding awards shall expire on the closing of such transaction on such terms and conditions (which may include acceleration of vesting) as provided in the applicable agreement for a given award or as may determined by the Compensation Committee at the time of the negotiation of the transaction or its closing or from time to time.

     In the event of a proposed dissolution or liquidation of Concur, outstanding awards shall terminate immediately prior to the consummation of such dissolution or liquidation.

U.S. Tax Consequences

     The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to Concur and participants in the 2007 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2007 Plan.

Non-Qualified Stock Options

     A participant will realize no taxable income at the time a non-qualified stock option is granted under the plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the length of time the participant held the shares. Concur will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options

     A participant will realize no taxable income, and Concur will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied by the participant, then no taxable ordinary income will result upon the exercise of such option (unless immediately followed by a “disqualifying disposition,” see below) and Concur will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and Concur will not be entitled to a deduction in respect to such disposition. When no “disqualifying disposition” of the shares is made in the year of exercise, then the difference between the fair market value of the shares at the time of exercise and the price paid by the participant for the shares is used to calculate whether the participant is subject to alternative minimum tax in that year. Concur receives no corresponding deduction if the option exercise subjects the participant to alternative minimum tax.

     Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will have taxable ordinary income in the year of such disposition in an amount equal to the lesser of: (i) the gain realized on such disposition and (ii) the difference between the price paid for exercise of the option for those shares and their fair market value on the date of exercise. Generally, any gain realized on the disposition in excess of the amount treated as ordinary income or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition” Concur will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.

Stock Appreciation Rights

     A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income (and is subject to income tax withholding), and Concur generally will be entitled to a corresponding tax deduction.

Restricted Stock and Stock Bonuses

     A participant receiving restricted stock (meaning stock subject to vesting based on satisfaction of service and/or performance criteria) may be subject to income tax in one of two ways, either: (i) as the restrictions lapse (in other words, as the shares become vested) or (ii) at the time the shares are issued if the participant timely elects such treatment. Either way the taxable value of a share is the difference between its fair market value at that time and the amount (if any) paid for the share. This value is taxed as ordinary income and is subject to income tax withholding. Concur receives a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock. A stock bonus that is of shares that are subject to vesting is taxable as described above for restricted stock and the timing and amount of Concur’s deduction is the same. A stock bonus of shares that are vested on issue is taxable as ordinary income to the participant at the time of issue and is subject to income tax withholding. Concur receives a tax deduction at the same time and for the same amount taxable to the participant.

Restricted Stock Units

     In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. Concur generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Section 162(m) Limit

     The plan is intended to enable Concur to provide certain forms of performance-based compensation to certain of our executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, Concur may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes from the $1 million limitation compensation that is earned through achievements timely established and certified by certain members of our Compensation Committee that are based on the performance criteria disclosed above and set forth in the 2007 Plan (so long as such performance criteria has been approved by our stockholders).

ERISA Information

     The 2007 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Required Vote

     The affirmative vote of the majority of shares entitled to vote, present in person or by proxy, and cast affirmatively or negatively is required to approve the proposed 2007 Plan.

Recommendation of the Board

     The Board of Directors recommends a vote FOR the adoption of the 2007 Equity Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

     Deloitte & Touch LLP (“Deloitte”) served as our independent registered public accounting firm for the fiscal year ended September 30, 2006. On January 8, 2007, Concur dismissed Deloitte and on January 11, 2007 Concur retained Grant Thornton LLP (“Grant Thornton”) as its independent registered public accounting firm for the fiscal year ending September 30, 2007. The Audit Committee approved the dismissal of Deloitte and the appointment of Grant Thornton. The Audit Committee requests that stockholders ratify its selection of Grant Thornton LLP to serve as Concur’s independent registered public accounting firm for fiscal 2007. We do not expect that any representatives of Deloitte will be present at the meeting. We do expect that one or more representatives of Grant Thornton will be present at the meeting, will be able to make a statement if they wish to do so, and will be able to respond to appropriate questions.

     The audit reports of Deloitte on the consolidated financial statements of Concur as of and for the years ended September 30, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte’s report for 2006 included an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on October 1, 2005. The audit report of Deloitte on the effectiveness of internal control over financial reporting as of September 30, 2006 contained an adverse opinion because of the effect of a material weakness related to a deficiency in the controls over changes in accounting principles. The audit reports of Deloitte on management’s assessment of internal control over financial reporting as of September 30, 2006 and 2005, and the effectiveness of internal control over financial reporting as of September 30, 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with Deloitte’s audits for the years ended September 30, 2006 and 2005 and in the subsequent interim periods through January 8, 2007, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in their reports on financial statements for such years, except that in connection with the 2006 audit, Deloitte and Concur disagreed over the timing of Concur’s initial release of a deferred tax valuation allowance and over the initial Outtask intangible assets valuation analysis, each of which was satisfactorily resolved. The Audit Committee of the Concur’s Board of Directors discussed the subject matter of each such disagreement with Deloitte, and Concur has authorized Deloitte to respond fully to the inquiries of Grant Thornton concerning the subject matter of each such disagreement. In connection with Deloitte’s audits for the years ended September 30, 2006 and 2005 and in the subsequent interim periods through January 8, 2007, there have been no reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K), except that Deloitte advised Concur of the material weakness referred to above.

     Concur has provided Deloitte with a copy of the foregoing disclosures. Deloitte’s letter, dated January 11, 2007, stating whether it agrees with the statements made by Concur in its Current Report on Form 8-K filed with the SEC on January 11, 2007, is attached as Exhibit 16.01 to such Current Report on Form 8-K.

     Concur has not consulted with Grant Thornton during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Concur’s consolidated financial statements, and neither a written report was provided to Concur nor oral advice was provided that Grant Thornton concluded was an important factor considered by Concur in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Independent Auditor’s Services and Fees

     During Concur’s fiscal years 2005 and 2006, Deloitte served as Concur’s independent auditor. The following table presents fees for services rendered by Deloitte during fiscal 2005 and fiscal 2006:

	Fee Amounts
Type of Fees	Fiscal 2005	Fiscal 2006
Audit Fees	$851,231	$1,120,477
Audit-Related Fees	23,369	6,663
Tax Fees	3,375	0
All Other Fees	1,320	0
Total	$879,295	$1,127,140

     Audit Fees for fiscal years 2005 and 2006 consist of fees paid to Deloitte for: (i) the audit of Concur’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q; (ii) the audit of Concur’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; (iii) the attestation of management’s report on the effectiveness of internal control over financial reporting; and (iv) services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

     Audit-Related Fees consist of fees for professional services that are reasonably related to the performance of the audit or review of Concur’s financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments, and consultations concerning financial accounting and reporting standards.

     Tax Fees consist of fees for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state and international tax compliance, return preparation, and tax audits.

     All such services rendered by the independent auditor are permissible under applicable laws and regulations, and were pre-approved by the Audit Committee in accordance with the Audit Committee pre-approval policy described below. The Audit Committee has determined that the provision of these services was compatible with maintaining the auditor’s independence.

Audit Committee Pre-Approval Policy

     All audit and non-audit services to be performed for Concur by its independent auditor must be pre-approved by the Audit Committee, or a designated member of the Audit Committee, to assure that the provision of such services do not impair the auditor’s independence. The Audit Committee has delegated interim pre-approval authority to the Chairman of the Audit Committee. Any interim pre-approval of service is required to be reported to the Audit Committee at the next scheduled Audit Committee meeting. The Audit Committee does not delegate its responsibility to pre-approve services performed by the independent auditor to management.

     The engagement terms and fees for annual audit services are subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope or other matters. All other audit services not otherwise included in the annual audit services engagement must be specifically pre-approved by the Audit Committee.

     Audit-related services are services that are reasonably related to the performance of the audit or review of Concur’s financial statements or traditionally performed by the independent auditor. Examples of audit-related services include employee benefit and compensation plan audits, due diligence related to mergers and acquisitions, attestations by the auditor that are not required by statute or regulation, and consulting on financial accounting/ reporting standards. All audit-related services must be specifically pre-approved by the Audit Committee.

     The Audit Committee may grant pre-approval of other services that are permissible under applicable laws and regulations and that would not impair the independence of the auditor. All of such permissible services must be specifically pre-approved by the Audit Committee.

     Requests or applications for the independent auditor to provide services that require specific approval by the Audit Committee are considered after consultation with management and the auditors. Questions about whether the scope of a proposed service requires specific pre-approval, or is permitted by applicable laws and regulations, are to be referred to the Concur legal department.

Recommendation of the Board

     The Board of Directors recommends a vote FOR the ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm of Concur for fiscal 2007.

OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

OWNERSHIP OF SECURITIES

     The following table sets forth information with respect to the beneficial ownership of Concur common stock, as of January 8, 2007, by:

  each person known by Concur to own beneficially more than 5% of the outstanding shares;

  each director;

  each of the Named Executive Officers identified in the Summary Compensation Table below; and

  all current directors and executive officers as a group.

     Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the principal address of each of the stockholders listed below is c/o Concur Technologies, Inc., 18400 N.E. Union Hill Road, Redmond, Washington 98052. To our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable and except as otherwise indicated below. Shares of common stock subject to options that are exercisable on or before March 9, 2007 (within 60 days of January 8, 2007) are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person. To determine the number of shares beneficially owned by persons other than our directors, executive officers and their affiliates, we have relied on beneficial ownership reports filed by such persons with the SEC.

     The percentage of outstanding shares beneficially owned as of January 8, 2007 is based on 36,255,118 shares of common stock outstanding on such date.

	Amount and Nature		Percent of
	of Beneficial		Outstanding
Name and Address of Beneficial Owner	Ownership		Shares
Brown Capital Management, Inc.	3,214,781	(1)	8.8%
Columbia Wanger Asset Management, L.P.	2,715,400	(2)	7.5%
Ruane, Cuniff & Goldfarb Inc.	2,173,089	(3)	6.0%
S. Steven Singh	1,612,930	(4)	4.5%
Michael W. Hilton	1,345,808	(5)	3.7%
Rajeev Singh	828,482	(6)	2.3%
Michael Bowden	74,161	(7)	*
Michael L. Eberhard	73,257	(8)	*
William W. Canfield	60,292	(9)	*
Jeffrey T. McCabe	36,250	(10)	*
Gordon Eubanks	30,000	(11)	*
Jeffrey T. Seely	18,333	(12)	*
Robert T. Abele	15,000	(13)	*
All current directors and executive officers as a group (10 persons)	4,547,573	(14)	12.6%
____________________

*	Less than 1%

(1)	We obtained information about shares owned by Brown Capital Management, Inc. (“Brown”) and its reporting affiliates from a Form 13G filed by Brown with the SEC reporting share ownership as of February 6, 2006. The address for Brown and its reporting affiliates is 1201 N. Calvert Street, Baltimore, MD 21202.

(2)	We obtained information about shares owned by Columbia Wanger Asset Management, L.P. (“Columbia”) and its reporting affiliates from a Form 13G filed by Columbia with the SEC reporting share ownership as of January 12, 2007. The address for Columbia and its reporting affiliates is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(3)	We obtained information about shares owned by Ruane, Cuniff & Goldfarb Inc. (“Ruane”) and its reporting affiliates from a Form 13G filed by Ruane with the SEC reporting share ownership as of February 14, 2006. The address for Ruane and its reporting affiliates is 767 Fifth Avenue, New York, NY 10153.

(4)	Includes 995,013 shares owned directly and 617,917 shares subject to options.

(5)	Includes 735,786 shares owned directly and 610,022 shares subject to options.

(6)	Includes 53,504 shares owned directly and 774,978 shares subject to options.

(7)	Includes 723 shares owned directly and 73,438 shares subject to options.

(8)	Includes 861 shares owned directly and 72,396 shares subject to options.

(9)	Includes 13,000 shares owned indirectly as trustee of the William W. Canfield Revocable Trust, which is the direct beneficial owner of these shares, and 47,292 shares subject to options.

(10)	Includes 36,250 shares subject to options.

(11)	Includes 30,000 shares subject to options.

(12)	Includes 18,333 shares subject to options.

(13)	Includes 15,000 shares subject to options.

(14)	Includes 2,861,752 shares subject to options, including options described in the above footnotes.

EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table summarizes Concur’s equity compensation plans as of September 30, 2006:

	(a)	(b)	(c)
			Number of securities
			remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued upon	exercise price	equity compensation
	exercise of outstanding	of outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	column (a))
Equity compensation plans approved by
security holders (1)	6,640,517	$6.85	1,002,672
Equity compensation plans not approved by
security holders	485,339	10.22	622,255
Total	7,125,856	$7.08	1,624,927
____________________

(1)	Under the terms of Concur’s 1998 Employee Stock Purchase Plan, on each January 1, the aggregate number of shares of common stock reserved for issuance under such plan is increased automatically by a number of shares equal to 1% of our total outstanding shares as of the immediately preceding December 31, up to a maximum of 320,000 shares per year. As of January 1, 2007, the aggregate number of shares of common stock reserved for issuance under such plan was 803,984.

Equity Compensation Plans Not Approved By Stockholders

1999 Stock Incentive Plan

     In December 1998, the Board of Directors adopted the 1999 Stock Incentive Plan (“1999 Plan”) to grant non-qualified stock options to employees, officers, consultants, independent contractors and advisors of Concur, or any parent or subsidiary of Concur. The 1999 Plan was designed to meet the “broadly based plans” exemption from the stockholder approval requirement for stock option plans under The NASDAQ Stock Market listing requirements that were then in place. Accordingly, we did not seek stockholder approval of the 1999 Plan.

     To date, we have reserved 1,500,000 shares for issuance under the 1999 Plan. Upon the expiration, cancellation, or termination of unexercised options, the shares of Concur’s common stock subject to such options will again be available for the grant of options under the 1999 Plan. Options granted under the 1999 Plan have an exercise price not less than the fair market value of the Common Stock on the date of grant. They generally become exercisable over a four-year period based on continued service and expire ten years after the grant date, subject to earlier termination in the event of a participant’s termination of service with Concur. Options granted to officers cannot exceed 45% of all shares reserved for grants under the 1999 Plan. Other terms and conditions of the 1999 Plan are substantially the same as in the 1998 Equity Incentive Plan (“1998 Plan”) except that the 1999 Plan does not comply with the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code, and adoption of, and amendments to, the 1999 Plan do not require approval of Concur’s stockholders. As of January 8, 2007, options to purchase an aggregate of 870,745 shares of common stock had been granted under the 1999 Plan (of which, options to purchase 392,718 shares had been exercised) and 629,255 shares remained available for grant.

EXECUTIVE OFFICERS

     The following individuals are the executive officers of Concur under Section 16(a) of the Securities Exchange Act of 1934:

     S. Steven Singh, Chief Executive Officer and Chairman of the Board of Directors. For biographical information about Mr. Singh, please see “Proposal 1: Election of Directors.” S. Steven Singh and Rajeev Singh are brothers.

     Michael W. Hilton, Chief Technology Officer and member of the Board of Directors. For biographical information about Mr. Hilton, please see “Proposal 1: Election of Directors.”

     Rajeev Singh, President and Chief Operating Officer. Mr. Singh, age 38, co-founded Concur in 1993, became Chief Operating Officer in September 2002, and became President in September 2005. Prior to that, he served in various roles at Concur, including the Executive Vice President of Sales, Marketing & Services. Prior to joining Concur, Mr. Singh served roles in engineering project management at Ford Motor Company and General Motors Corporation. Rajeev Singh and S. Steven Singh are brothers.

     John F. Adair, Chief Financial Officer. Mr. Adair, age 42, joined Concur in May 2000 as Vice President of Finance and Operations and became Chief Financial Officer in December 2000. From 1997 to April 2000, Mr. Adair served as Controller for PACCAR Financial and PACCAR Leasing, affiliates of PACCAR, Inc., the parent company for Kenworth, Peterbilt, and DAF trucks. From 1993 to 1997, Mr. Adair served as Senior Vice President of Finance for ValliCorp Holdings and ValliWide Bank.

     Kyle R. Sugamele, Chief Legal Officer and Corporate Secretary. Mr. Sugamele, age 44, joined Concur in August 2000 as its Vice President, General Counsel and Corporate Secretary and became Chief Legal Officer and Corporate Secretary in September 2005. From 1995 to August 2000, Mr. Sugamele served as Vice President, General Counsel, and Corporate Secretary at Cellular Technical Services Company, Inc., a provider of software solutions for the wireless telecommunications industry. From 1991 to 1995, Mr. Sugamele practiced law at the firm of Mundt MacGregor LLP in Seattle. Prior to that time, Mr. Sugamele practiced law at the firm of Graham & Dunn PC in Seattle.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth, for each of the last three fiscal years, the compensation awarded, earned, or paid for services rendered in all capacities by the Chief Executive Officer and each of the other four most-highly compensated executive officers who served as executive officers as of September 30, 2006 and who received a salary and bonus in excess of $100,000 during fiscal 2006 (collectively, the “Named Executive Officers”).

				Long-Term
				Compensation
		Annual Compensation		Awards (1)
				Securities
				Underlying
	Year	Salary	Bonus	Options
S. Steven Singh	2006	$330,000	$45,833	75,000
Chief Executive Officer and Chairman of the Board	2005	270,624	0	90,000
	2004	244,855	0	14,000

Rajeev Singh	2006	$294,000	$40,833	70,000
President and Chief Operating Officer	2005	243,541	0	80,000
	2004	236,308	0	14,000

Michael L. Eberhard	2006	$198,958	$170,858	40,000
Executive Vice President, North American Sales	2005	175,000	126,997	95,000
	2004	175,000	93,554	0

Michael W. Hilton	2006	$240,000	$21,133	35,000
Chief Technology Officer	2005	202,878	0	45,000
	2004	200,927	0	14,000

Michael Bowden	2006	$247,916	$19,271	50,000
Executive Vice President, Operations	2005	179,167	0	25,000
& Chief Services Officer	2004	160,000	0	10,000
____________________

(1)	None of the Named Executive Officers received any restricted stock awards or long-term incentive plan payouts in fiscal 2006, 2005, or 2004.

Stock Options

Table of Option Grants in Fiscal 2006

     The following table provides information with respect to stock option grants made to the Named Executive Officers during fiscal 2006. No stock appreciation rights were granted to any of the Named Executive Officers during fiscal 2006.

     All options granted in fiscal 2006 were granted pursuant to the 1998 Plan. Generally, stock options under this plan become exercisable with respect to 25% of the shares on the first anniversary of the date of grant and with respect to an additional 1/48th of the shares for each of the next 36 months thereafter and, in certain cases, subject to acceleration upon a change of control.

     The potential realizable value of the options in the table below is calculated based upon the term of the option at its time of grant, and by assuming that the aggregate exercise price appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the hypothetical appreciated price. The hypothetical 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent Concur’s estimates or projections of future common stock prices. There can be no assurance that the common stock will appreciate at any particular rate or at all.

	Individual Grants
					Potential Realizable
	Number of				Value at Assumed
	Securities	% of Total			Annual Rates of Stock
	Underlying	Options Granted	Exercise		Price Appreciation for
	Options	to Employees in	Price Per	Expiration	Option Term
Name	Granted	Fiscal 2006 (1)	Share (2)	Date	At 5%	At 10%
S. Steven Singh	75,000	9.24%	$12.89	12/29/15	$607,773	$1,540,096
Rajeev Singh	70,000	8.62%	$12.89	12/29/15	$567,255	$1,437,423
Michael W. Hilton	35,000	4.31%	$12.89	12/29/15	$283,628	$718,711
Michael L. Eberhard	40,000	4.93%	$12.89	12/29/15	$324,146	$821,384
Michael Bowden	50,000	6.16%	$12.89	12/29/15	$405,182	$1,026,731
____________________

(1)	Based on 812,050 options granted to all employees during fiscal 2006.

(2)	Options were granted at an exercise price equal to the fair market value of Concur’s common stock as of the date of grant.

Table of Aggregated Option Exercises and 2006 Fiscal Year-End Option Values

     The following table sets forth information with respect to stock option grants to the Named Executive Officers, including the number of shares of common stock purchased upon exercise of such options in fiscal 2006, the net value realized upon such exercise, the number of unexercised options outstanding on September 30, 2006 and the value of unexercised “in-the-money” options on September 30, 2006.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			September 30, 2006		September 30, 2006 (2)
	Shares
	Acquired	Value
Name	on Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
S. Steven Singh	200,000	$2,917,000	589,271	105,729	$5,393,646	$339,574
Rajeev Singh	0	$0	748,832	94,895	$7,705,787	$292,245
Michael W. Hilton	0	$0	598,250	43,750	$5,778,473	$116,638
Michael L. Eberhard	23,750	$206,122	35,833	115,417	$114,323	$529,140
Michael Bowden	0	$0	52,084	72,916	$232,074	$214,476
____________________

(1)	Based on the market price on day of exercise less the option exercise price payable per share.

(2)	These values are based on the positive spread between the respective exercise prices of the outstanding options and $14.55, the closing per share price of Concur’s common stock on The NASDAQ National Market on September 30, 2006; the stated values have not been realized, and may never be realized.

Employment Contracts, Termination of Employment, and Change-in-Control Agreements

     Some options granted to the Named Executive Officers provide that, if Concur is acquired by merger, asset sale, or other change of control of Concur, then all of any unvested shares held by that individual will become vested and exercisable. Other options granted to the Named Executive Officers provide that, if Concur is acquired by merger, asset sale, or other change of control of Concur, and within twelve months thereafter the employee’s employment with the successor entity is terminated without cause, the successor entity effects a material adverse change in the employee’s responsibilities, or the successor entity reduces the employee’s base salary, then all of any unvested shares held by that individual will become vested and exercisable. The numbers of shares subject to all outstanding options held by our Named Executive Officers are set forth above under “Table of Aggregated Option Exercises and 2006 Fiscal Year-End Option Values.”

COMMITTEE REPORTS AND STOCK PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of Concur’s previous filings under the Securities Act of 1933, and the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report, Audit Committee Report, and stock performance graph shall not be incorporated by reference in any such filings.

Compensation Committee Report

     The Compensation Committee of the Board of Directors administers, among other things, the compensation of the executive officers of Concur.

Compensation Philosophy

     The Compensation Committee reviews and makes recommendations to the Board of Directors regarding all forms of salary, bonus, and equity-based compensation provided to the Chief Executive Officer and other executive officers. It also oversees the overall administration of Concur’s equity-based compensation and stock option plans and addresses such other compensation matters as may from time to time be directed by the Board of Directors. The Compensation Committee’s compensation policy for executive officers is designed to attract, motivate, and retain talented executives responsible for the success of Concur and to promote the long-term interests of Concur and its stockholders. The Compensation Committee places emphasis on performance-based components, such as equity-based awards and cash bonuses, the value of which could increase or decrease to reflect changes in corporate and individual performance. These short-term and long-term incentive compensation policies are intended to reinforce management’s objectives to enhance profitability and stockholder value.

Executive Compensation

     At the beginning of each fiscal year, the Compensation Committee meets with the Chief Executive Officer to review the objectives of Concur and its executive officers for such year and establish parameters for performance-based year-end bonuses and/or equity-based awards. These parameters are intended to reflect both Concur’s objectives for such year as well as the foundation for meeting Concur’s longer-term objectives.

     At the conclusion of each fiscal year, the Compensation Committee meets with the Chief Executive Officer to review the performance of Concur and its executive officers against the objectives and parameters that were established at the beginning of the year and to establish the basis for making recommendations to the Board of Directors for executive compensation, including year-end cash bonuses and/or equity-based awards. In making recommendations to the Board of Directors, the Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance and various compensation benchmarks in determining the level and composition of compensation for the executive officers of Concur. The Compensation Committee also considers the recommendations of the Chief Executive Officer for the compensation of the other executive officers, and considers the compensation of the Chief Executive Officer outside of his presence.

     Executive officers are paid base salaries in line with their responsibilities, as determined in the discretion of the Board of Directors based on recommendations provided by the Compensation Committee. Executive officers are also eligible to receive incentive bonuses based on achievement of performance targets established at the beginning of the fiscal year. During fiscal 2006, the objectives used by Concur as the basis for incentive bonuses were the achievement of designated corporate objectives for the executive officers, including an earnings per share target.

     Long-term equity incentives for executive officers and other Concur employees have been effected through stock option grants under Concur’s 1998 Equity Incentive Plan. The Compensation Committee believes that equity-based compensation links the interests of management and employees with those of the stockholders. The number of shares subject to each equity-based award granted to executive officers is within the discretion of the Board of Directors based on recommendations provided by the Compensation Committee and is based on each executive’s position, past performance, anticipated future contributions, and prior equity-based grants. Each stock option grant allows the executive to acquire shares of Concur’s common stock at a fixed price per share (the market price on the grant date) in installments generally over a four-year period. The option grants will provide a return only if the executive remains with Concur, and only if the market price appreciates over the option term. In the future, the Compensation Committee intends to use restricted stock units as the principal element of equity compensation for executive officers.

Chief Executive Officer Compensation

     The annual base salary for S. Steven Singh, Chief Executive Officer and Chairman of the Board of Directors, is reviewed and approved annually by the Board of Directors based on recommendations provided by the Compensation Committee and upon the criteria set forth under the discussion of Executive Compensation above. During fiscal 2006, the objectives used by Concur as the basis for Mr. Singh’s incentive bonus were the achievement of designated corporate objectives, including an earnings per share target and the satisfactory management of Concur’s overall corporate business plan.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the 1998 Equity Incentive Plan meet the requirements that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee’s present intention is to comply with Section 162(m) unless it believes that required changes would not be in the best interest of Concur or its stockholders.

COMPENSATION COMMITTEE

William W. Canfield

Gordon Eubanks

Robert T. Abele

Stock Performance Graph

General

     The following graph compares (i) the cumulative total stockholder return on the common stock from September 30, 2001 to September 30, 2006 (measured by the difference between closing prices on each such date) with (ii) the cumulative total return of the Nasdaq National Market Index and the Nasdaq Computer Index over the same period, assuming the investment of $100 in the common stock and in both of the other indices on September 30, 2001, and reinvestment of all dividends.

Comparison of Cumulative Total Return

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2001	2002	2003	2004	2005	2006
Concur Technologies	$100	$240.28	$1,630.56	$1,456.94	$1,718.06	$2,020.83
NASDAQ National
Market Index	100	78.77	120.01	127.49	145.51	153.47
NASDAQ Computer & Data
Processing Index	100	78.63	117.93	119.65	137.16	150.42

Other Stock Performance Information

     Concur’s common stock is traded on the NASDAQ Stock Market under the symbol “CNQR.” The following table sets forth the range of the high and low closing prices by quarter as reported on the NASDAQ Stock Market for the fiscal year ended September 30, 2006.

Fiscal year ended September 30, 2006	High	Low
First Quarter	$13.67	$11.48
Second Quarter	$18.94	$12.88
Third Quarter	$18.50	$13.20
Fourth Quarter	$15.56	$11.86

     On September 30, 2006, there were less than 500 stockholders of record of Concur’s common stock. Concur has never paid cash dividends on its common stock. Concur currently intends to retain its earnings for use in its business and, therefore, it does not anticipate paying any cash dividends on its common stock in fiscal 2007.

Audit Committee Report

     The Audit Committee of the Board of Directors has reviewed and discussed with management and the independent auditor the audited consolidated financial statements of Concur as of and for the fiscal year ended September 30, 2006.

     The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No.61, entitled “Communication with Audit Committees,” as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received and reviewed the written disclosures from the independent auditor required by Independence Standard No. 1, entitled “Independence Discussions with Audit Committees,” as amended, by the Independence Standards Board, and has discussed with the independent auditor that firm’s independence.

     Based upon the Audit Committee’s discussion with management and the independent auditor and the Audit Committee’s review of the representations of management and the report of the independent auditor to the Audit Committee, the Audit Committee approved the inclusion of the audited consolidated financial statements referred to above in Concur’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed with the United States Securities and Exchange Commission.

AUDIT COMMITTEE

Jeffrey T. Seely

Jeffrey T. McCabe

Robert T. Abele

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Please see “Executive Compensation and Related Information—Employment Contracts and Change in Control Agreements” above for information about certain vesting acceleration provisions of options granted to our Named Executive Officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, Concur’s directors and officers, and any persons who own more than 10% of Concur’s common stock, are required under Section 16(a) of the Securities Exchange Act of 1934 to file initial reports of ownership and reports of changes in ownership with the SEC. Specific due dates have been established by the SEC, and Concur is required to disclose in this proxy statement any failure to file by those dates. Based solely upon its review of the copies of such reports for fiscal 2006 as furnished to Concur and written representations from Concur’s directors and officers, Concur believes that all directors, officers, and greater-than-10% beneficial owners have made all required Section 16(a) filings on a timely basis for such fiscal year.

CODE OF BUSINESS CONDUCT AND ETHICS

     The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees of Concur, as required by applicable securities laws and the rules of the SEC and listing standards of The NASDAQ Stock Market. A copy of the Code of Business Conduct and Ethics is posted on our Internet website at www.concur.com.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

     Stockholder proposals intended to be presented at Concur’s 2008 Annual Meeting of Stockholders must be received by Concur at its principal executive offices no later than October 3, 2007, in order to be included in Concur’s proxy materials relating to that meeting. Stockholders wishing to bring a proposal before the 2008 Annual Meeting of Stockholders (but not include it in Concur’s proxy materials) must provide such proposal in writing to Concur no later than January 14, 2008, nor earlier than December 17, 2007, to the attention of Corporate Secretary, 18400 N.E. Union Hill Road, Redmond, Washington 98052. In addition, stockholders must comply with the procedural requirements in Concur’s bylaws, a copy of which may be obtained from Concur. Concur’s bylaws are also on file with the SEC.

STOCKHOLDER COMMUNICATIONS

     We do not have a formal process by which stockholders may communicate directly with members of our Board of Directors. We believe that an informal process, in which any communication sent to the Board of Directors in care of the Chief Executive Officer, Corporate Secretary, or other executive officer of Concur is generally to be forwarded to the Board of Directors, serves the needs of the Board and our stockholders. All stockholder communications that are received by executive officers for the Board’s attention are forwarded to the Board. In view of SEC disclosure requirements relating to this issue, the Nominating and Corporate Governance Committee may in the future consider adoption of more specific procedures. Until such other procedures are adopted and posted on our Internet website at www.concur.com, any communications to the Board of Directors should be sent to it in care of Corporate Secretary, 18400 N.E. Union Hill Road, Redmond, Washington 98052. In addition, copies of Concur’s reports on forms 10-K and 10-Q as filed with the SEC are available without charge. For copies of such reports, and for further information about Concur, contact Investor Relations, 18400 N.E. Union Hill Road, Redmond, Washington 98052 or visit our Internet website a www.concur.com.

By Order of the Board of Directors of Concur Technologies, Inc.

S. Steven Singh
Chief Executive Officer and Chairman of the Board

APPENDIX A

CONCUR TECHNOLOGIES, INC.

2007 EQUITY INCENTIVE PLAN

     1. PURPOSE. The purpose of the Concur Technologies, Inc. 2007 Equity Incentive Plan (the “Plan”) is to provide incentives to attract, retain and motivate eligible persons, whose present and potential contributions are important to the success of the Company and its Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Stock Bonuses, Stock Appreciation Rights (“SARs”) and Restricted Stock Units (“RSUs”). Capitalized terms not defined elsewhere in the text are defined in Section 25.

     2. SHARES SUBJECT TO THE PLAN.

          2.1 Number of Shares Available. Subject to Sections 2.2 and 21, 1,500,000 Shares are available for grant and issuance under the Plan. In addition, any authorized shares not issued or subject to outstanding grants under any of the Company’s Amended and Restated 1994 Stock Option Plan, 1999 Stock Incentive Plan, Amended 1998 Directors Stock Option Plan and Amended 1998 Equity Incentive Plan (collectively the “Prior Plans”) on the Effective Date (as defined below) and any Shares issued under the Plan or any of the Prior Plans that are forfeited or repurchased by the Company prior to vesting (including any Shares removed from the Plan due to the reduction ratio set forth below) or that are issuable upon exercise of options or settlement of other awards granted pursuant to the Plan or any of the Prior Plans that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for grant and issuance under the applicable Prior Plan, but will be available for grant and issuance under this Plan. The following shares shall not become available for issuance under the Plan: (a) Shares tendered by Participants as full or partial payment to the Company upon exercise of Awards; (b) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations related to Awards; and (c) Shares reserved for issuance upon settlement of SARs, to the extent the number of such reserved Shares exceeds the number of Shares actually issued upon settlement of the SARs. Shares subject to SARs shall be counted against the Shares available for issuance under the Plan as one Share for every Share subject thereto, regardless of the number of Shares used to settle the SAR. Any Award other than an Option or a SAR shall reduce the number of Shares available for issuance by 1.5 Share(s) for each Share settled from such Award. Any Award issued as an Option or a SAR shall reduce the number of Shares available for issuance by one Share. No more than 25,000,000 Shares shall be issued pursuant to the exercise of ISOs. The Company will reserve and keep available at least a sufficient number of Shares to satisfy the requirements of all Awards.

          2.2 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.1, and (e) the maximum number of shares that may be issued to an individual or to a new employee in any one fiscal year set forth in Section 3, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option or SAR may not be decreased to below the par value of the Shares.

     3. ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees at the time of grant) of the Company or Subsidiary. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or Subsidiary. The Committee (or its designee under 4.1(c)) will from time to time determine in its sole discretion and designate the eligible persons who will be granted Awards under the Plan. The Plan is discretionary in nature, and the grant of Awards by the Committee is voluntary and occasional. A person may be granted more than one Award under the Plan.

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     4. ADMINISTRATION.

          4.1 Committee Authority. The Plan shall be administered by the Committee. Subject to the general purposes, terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

(a)	construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the forms and agreements used in connection with the Plan; provided that the Committee may delegate to the Company’s legal department the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan; and may delegate authority to grant Awards within parameters established by the Committee to any person to whom such authority may be granted under applicable law;

(c)	select persons to receive Awards; provided that subject to applicable law, the Committee may delegate to one or more Executive Officers (who would also be considered “officers” under applicable law) the authority to grant an Award under the Plan to Participants who are not Insiders;

(d)	determine the terms of Awards;

(e)	determine the number of Shares (or other consideration, if an Award can be settled in other than Shares) subject to Awards;

(f)	determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Subsidiary;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability, transferability and payment of Awards;

(i)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned;

(k)	amend the Plan;

(l)	to take any action consistent with the terms of the Plan, either before or after an Award has been granted, that is necessary, desirable or advisable to comply with any governmental laws or regulatory requirement of a foreign country, including, but not limited to, modifying or amending the terms and conditions governing any Awards or establishing any local country plans as sub-plans to this Plan; and

(m)	make all other determinations necessary or advisable for administration of the Plan.

          4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more Executive Officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

          4.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and

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at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine the Performance Period and any Performance Factors upon which vesting of any portion of such Award is to be subject. When required by Section 162(m) of the Code, then prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. In any calendar year the Committee shall not grant any Participant Awards covering an aggregate of more than 1,200,000 Shares, but with respect to Awards granted to any new employee of the Company or a Subsidiary (including any new employee who is also an officer and/or director of the Company or a Subsidiary) in the calendar year in which such person commences employment this aggregate limit shall instead be 1,500,000 Shares. Awards granted to Insiders must be approved by two or more “non-employee directors” (as defined in regulations promulgated under Section 16 of the Exchange Act).

     5. OPTIONS.

          5.1 Grant of Options. The Committee may grant Options to Participants and will determine:

(a)	whether the Options will be ISOs or NSOs;

(b)	the number of Shares subject to the Option;

(c)	the Exercise Price of the Option;

(d)	the period during which the Option may be exercised;

(e)	the vesting and exercisability of the Option; and

(f)	all other terms and conditions of the Option, subject to the provisions of this Section 5 and the Plan.

Each Option granted under the Plan will be evidenced by an Award Agreement, which shall expressly identify the Option as an ISO or NSO. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless the Committee otherwise specifies a later date.

          5.2 Exercise Period; Expiration Date and Exercise. An Option will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such Option and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time. The Committee may provide for Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares subject to the Option as the Committee determines. The Award Agreement shall set forth the Expiration Date; provided that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted.

          5.3 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than the Fair Market Value on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant.

          5.4 Vesting and Termination.

     (a) Vesting. Except as may be set forth in the Participant’s Award Agreement, any Option granted to a Participant will cease to vest on the Participant’s Termination Date. If the Participant does not exercise his or her Option within the time specified by the Committee or as set forth in the Award Agreement, the Option shall terminate.

     (b) Post-Termination Exercise Period. Subject to Section 10.4, following a Participant’s Termination, the Participant’s Option may be exercised to the extent vested and exercisable as set forth below:

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            (i) no later than ninety (90) days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a different period of time period is specifically set forth in the Participant’s Award Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or

            (ii) no later than three hundred sixty-five (365) days after the Termination Date in the case of Termination due to Disability or death, unless a different time period is specifically set forth in the Participant’s Award Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

            5.5 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the Code’s amendment.

            5.6 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. The Award Agreement for an ISO shall require that, if a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Participant shall immediately notify the Company in writing of such Disqualifying Disposition.

            5.7 No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code and the regulations thereunder.

      6. RESTRICTED STOCK AWARDS.

            6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to grant Shares, that are subject to one or more risks of forfeiture (which may be based on Performance Factors or the passage of time in service or both), to a Participant. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the risk(s) of forfeiture to which the Shares will be subject and all other terms and conditions of the Restricted Stock Award. A Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price within 30 days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within 30 days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

            6.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value (but not less than the par value of the Shares when required by applicable law) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan and the Award Agreement, and in accordance with any procedures established by the Company.

            6.3 Termination. Except as may be set forth in the Participant’s Award Agreement, any Restricted Stock Award will cease to vest on the Participant’s Termination Date.

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      7. STOCK BONUS AWARDS.

            7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to a Participant of Shares (which may consist of fully-vested Stock, Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Subsidiary and any vesting requirement may be based on continuation in service or timely satisfaction of Performance Factors. No payment will be required for Shares awarded pursuant to a Stock Bonus Award (other than any minimum payment required by applicable law which may be made with any legal form of consideration for Shares that is acceptable to the Committee).

            7.2 Form of Payment to Participant. The Stock Bonus Award shall be settled within the period of time permitted under Section 409A of the Code without triggering the “additional tax” under Section 409A(a)(1)(B) of the Code. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, and in either a lump sum payment or in installments, all as the Committee determines.

            7.3 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, any Stock Bonus Award will cease to vest on the Participant’s Termination Date.

      8. STOCK APPRECIATION RIGHTS.

            8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in Shares (which may consist of Restricted Stock or RSUs), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Subsidiary.

            8.2 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The Award Agreement shall set forth the Expiration Date; provided that no SAR will be exercisable after the expiration of ten years from the date the SAR is granted.

            8.3 Exercise Price. The Committee will determine the Exercise Price of the SAR when the SAR is granted, however the Exercise Price shall not be less than the Fair Market Value on the date of grant.

            8.4 Termination.

     (a) Vesting. Any SAR granted to a Participant will cease to vest on the Participant’s Termination Date. If the Participant does not exercise his or her SAR within the time specified by the Committee or as set forth in the Award Agreement, the SAR shall terminate.

     (b) Post-Termination Exercise Period. Subject to Section 10.4, following a Participant’s Termination, such Participant’s SAR may be exercised to the extent vested and exercisable as set forth below:

          (i) no later than ninety (90) days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a different period of time period is specifically set forth in the Participant’s Award Agreement; provided that no SAR may be exercised after the Expiration Date of the SAR; or

          (ii) no later than three hundred sixty-five (365) days after the Termination Date in the case of Termination due to Disability or death, unless a different time period is specifically set forth in the Participant’s Award Agreement; provided that no SAR may be exercised after its Expiration Date.

      9. RESTRICTED STOCK UNITS.

            9.1 Awards of Restricted Stock Units. An RSU is an award to a Participant covering a number of Shares that may, in the discretion of the Company, be settled in cash, or by issuance of those Shares for services to be rendered or for past services already rendered to the Company or any Subsidiary.

            9.2 Form and Timing of Settlement. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements to avoid imposition of the additional tax and interest

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provided under Section 409A of the Code (or any successor provision) and any regulations or rulings promulgated thereunder. Payment may be made in the form of cash or whole Shares or a combination thereof in a lump sum payment, all as the Committee determines.

      10. OTHER PROVISIONS.

            10.1 Distribution of Award Agreements and Plan. The Award Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

            10.2 Form of Award Agreement(s). Each Award granted under the Plan will be evidenced by an Award Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

            10.3 Procedures for Exercising or Settling an Award. A Participant or Authorized Transferee may exercise or settle Awards by following the procedures established by the Company’s stock administration department, as communicated and made available to Participants through the Company’s electronic mail system, intranet site or otherwise.

            10.4 Black-out Periods and Post-Termination Exercisability. If exercise or settlement of an Award is prevented due to any trading restriction with respect to the Company’s Shares that is in effect at the time of such Participant’s Termination, then the applicable time for exercise or settlement shall be tolled until such trading restriction lapses, but not beyond the earlier to occur of (i) the applicable Expiration Date and (ii) the last date on which exercise or settlement could occur without subjecting such Award to the tax and interest imposed by Section 409A of the Code.

            10.5 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option or SAR; provided that the minimum number will not prevent a Participant from exercising an Option or SAR for the full number of Shares for which it is then exercisable. An Option or a SAR may only be exercised by the personal representative of a Participant or an Authorized Transferee or by the person or persons to whom a Participant’s rights under the Option or SAR shall pass by such person’s will or by the laws of descent and distribution of the state of such person’s domicile at the time of death, and then only as and to the extent that such person was entitled to exercise the Option or SAR on the date of death.

            10.6 Terms of Awards. The Committee will determine an Award’s terms, including, without limitation: (a) the number of Shares deemed subject to the Award; (b) the time or times during which the Award may be exercised and (c) such other terms and conditions and conditions as the Committee deems appropriate. Awards may be subject to performance goals based on Performance Factors during any Performance Period as may be set out in advance in the Participant’s Award Agreement. The Committee may adjust the performance goals applicable to Awards to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances.

      11. PAYMENT FOR SHARE PURCHASES.

            11.1 Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award Agreement and that are permitted by law:

(a)	in cash or cash equivalent (including by check);

(b)	in the case of exercise by the Participant, a Participant’s guardian or legal representative or the authorized legal representative of a Participant’s heirs or legatees after a Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c)	by surrender of shares of the Company’s Common Stock that either: (1) were obtained by the Participant or Authorized Transferee in the public market; or (2) if the shares were not obtained in the public market, they have been paid for within the meaning of SEC Rule 144;

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(d)	in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of a Participant’s heirs or legatees after a Participant’s death, by waiver of compensation due or accrued to the Participant for services rendered; and

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Shares exists:

(1) through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law; or

(2) through a “margin” commitment from the Participant or Authorized Transferee and an NASD dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law.

            11.2 Issuance of Shares. Upon payment of the applicable Purchase Price or Exercise Price and compliance with other conditions and procedures established by the Company for the purchase of Shares, the Company shall issue the Shares registered in the name of the Participant or Authorized Transferee and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 15 of the Plan.

      12. WITHHOLDING TAXES.

            12.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy minimum federal, state, local and foreign income or social security tax withholding requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy minimum tax withholding requirements of applicable law.

            12.2 Stock Withholding. When, under applicable tax laws, a Participant incurs a tax liability in connection with the grant, exercise, vesting or payment of any Award that is subject to tax withholding and the Participant is obligated to pay the Company (or a Subsidiary) the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

     13. PRIVILEGES OF STOCK OWNERSHIP. No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 15.

     14. TRANSFERABILITY. As may be permitted by the Committee (and to the extent permitted by applicable law and the terms of the Award Agreement), a Participant may transfer an Award to an Authorized Transferee. Absent such permission, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process.

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     15. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award documentation a right to repurchase all or a portion of a Participant’s Shares that are not “Vested Shares” (as defined in the Award documentation), following the Participant’s Termination, at any time within 90 days after the later of (a) the Participant’s Termination Date or (b) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price.

     16. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

     17. ESCROW. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

     18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

     19. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate a Participant’s employment or other relationship at any time, with or without cause, as applicable laws allow.

     20. REPRICING PROHIBITED; EXCHANGE AND BUYOUT OF AWARDS. The repricing of Options or SARs without prior stockholder approval is prohibited. For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (a) changing the terms of an Option or SAR to lower its exercise price; (b) any other action that is treated as a repricing under generally accepted accounting principles; and (c) canceling an Option or SAR, at a time when its exercise price is equal to or greater than the fair market value of the underlying stock, in exchange for another Option, SAR, Restricted Stock Award or other equity award, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. The Committee may, at any time or from time to time, authorize the Company, with prior stockholder approval, in the case of an Option or SAR exchange, and the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

      21. CORPORATE TRANSACTIONS.

            21.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders

8

(after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described hereunder, such Awards will expire on the closing of such transaction at such time and on such conditions as the Committee will determine.

            21.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under Section 21.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

            21.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Shares subject to Awards granted to substitute or assume outstanding awards granted by another company in connection with an acquisition shall not reduce the number of Shares available for issuance under Section 2.1 of the Plan.

     22. ADOPTION, STOCKHOLDER APPROVAL AND TERM. The Plan was adopted by the Board on January 22, 2007. The Plan shall become effective upon approval by stockholders of the Company, consistent with applicable laws. The Plan will terminate ten years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by stockholders of the Company, unless sooner terminated by the Board pursuant to Section 23.

     23. AMENDMENT OR TERMINATION OF PLAN AND AWARDS. The Board may at any time terminate, amend or suspend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. The Committee may modify, extend or renew outstanding Awards and authorize the grant of Awards in substitution thereof; provided that any such action (including any amendment to the Plan) may not, without the written consent of a Participant, impair any of a Participant’s rights under Award previously granted.

     24. NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

     25. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

      (a) “Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law,

9

son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.

     (b) “Award” means any award under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Stock Bonus.

     (c) “Award Agreement” means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     (f) “Committee” means the Board and such other committee appointed by the Board to administer the Plan.

     (g) “Company” means Concur Technologies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (h) “Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

     (i) “Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee, except in the case of an ISO when it shall mean a “permanent and total disability” within the meaning of such phrase in Section 22(e)(3) of the Code.

     (j) “Effective Date” means the date stockholders approve the Plan pursuant to Section 22 of the Plan.

     (k) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     (l) “Executive Officer” means a person who is an “executive officer” of the Company as defined in Rule 3b-7 promulgated under the Exchange Act.

     (m) “Exercise Price” means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.

     (n) “Expiration Date” means the last date on which an Option or SAR may be exercised as determined by the Committee.

     (o) “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

10

(1)	if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(2)	if such Common Stock is publicly traded but is not admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported online by a website designated by the Committee in good faith; or

(4)	if none of the foregoing is applicable, by the Committee in good faith.

     (p) “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

     (q) “ISO” means an Option designated by the Committee at the time of grant as intended to receive the treatment provided under Section 422 of the Code.

     (r) “NSO” means an Option that is not designated an ISO by the Committee at the time of grant or does not qualify as an ISO at the time of grant (for example, an Option granted to a non-employee).

     (s) “Option” means an Award pursuant to Section 5 of the Plan.

     (t) “Non-Employee Director” means a member of the Company’s Board of Directors who is not a current employee of the Company or any Subsidiary.

     (u) “Participant” means a person who receives an Award under the Plan.

     (v) “Performance Factors” include, but are not limited to, some or all of the factors selected by the Committee from among the measures below to determine whether performance goals established by the Committee and applicable to Awards have been satisfied:

(1)	Net revenue and/or net revenue growth;

(2)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(3)	Operating income and/or operating income growth;

(4)	Net income and/or net income growth;

(5)	Earnings per share and/or earnings per share growth;

(6)	Total stockholder return and/or total stockholder return growth;

(7)	Return on equity;

(8)	Operating cash flow return on income;

(9)	Adjusted operating cash flow return on income;

(10)	Economic value added; and

(11)	Individual confidential business objectives.

     (w) “Performance Period” means the period of service determined by the Committee during which years of service or performance is to be measured for the Award.

     (x) “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

     (y) “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan.

     (z) “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.

     (aa) “SEC” means the United States Securities and Exchange Commission.

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     (bb) “Securities Act” means the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder.

     (cc) “Shares” means shares of the Company’s Common Stock $0.001 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

     (dd) “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

     (ee) “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

     (ff) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (gg) “Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

     (hh) “Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser to the Company or a Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a Company approved leave of absence; and provided further, that during any Company approved leave of absence, vesting of Awards shall be suspended or continue in accordance with applicable Company policies. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”); further, the Termination Date will not be extended by any notice period mandated under local law.

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18400 NE Union Hill Road Redmond, WA 98052 Attn: Corporate Secretary

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-690-6903 -
QUICK ««« EASY «««  IMMEDIATE

  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on March 13, 2007.
  Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com -
QUICK ««« EASY ««« IMMEDIATE

  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until  11:59 p.m. Eastern Time on March 13, 2007.
  Have your proxy card in hand when you access the website and follow the  instructions to obtain your records and to create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Concur Technologies, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Phone or Internet,
please do not mail your Proxy Card

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CONCU1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CONCUR TECHNOLOGIES, INC.

The Board of Directors unanimously recommends a vote “FOR” the Board of Director nominees and Proposals 2 and 3
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1.	Proposal No. 1 - Election of Directors; Class II 01) William W. Canfield 02) Gordon Eubanks 03) Robert T. Abele	☐	☐	☐

					For	Against	Abstain

2.	Proposal No. 2 - Adoption of 2007 Equity Incentive Plan				☐	☐	☐

3.	Proposal No. 3 - Ratification of Independent Public Accounting Firm				☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSALS.

Please sign exactly as your name(s) appear(s) on this proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

For address changes and/or comments, please check this box ☐ and write them on the back where indicated.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

 CONCUR TECHNOLOGIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, March 14, 2007, 11:00 a.m.
Bellevue Club, 11200 Southeast 6th Street, Bellevue, WA

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

The Securities and Exchange Commission has adopted rules that permit companies to send a single copy of annual reports, proxy statements, prospectuses and other disclosure documents to two or more investors sharing the same address, subject to certain conditions. The “householding” rules will provide greater convenience for investors and cost savings for companies by reducing the number of duplicate documents that investors receive.

Implementation and Consent

Unless we receive contrary instructions, if you have the same last name or are a member of the same family as any other investor who shares the same address, your household will receive only one copy of Concur Technologies’ proxy statement and other disclosure documents, although you will receive a separate proxy card for each investor in the household. This program began January 1, 2004.

Withholding Consent

If you wish to continue receiving separate proxy statements for each household account, you must check the appropriate box on the reverse side of this proxy card.

Revoking and Duration of Consent

If you choose to revoke your consent to the householding program at a future date, you may do so by writing to Corporate Secretary, 18400 NE Union Hill Road, Redmond, WA 98052. We will remove you from the householding program within 30 days of receipt of your revocation of your consent. If we do not receive instructions from you to discontinue householding, your proxy materials will continue to be “househeld” until we notify you otherwise. However, if at any time you would like a separate copy of the annual report or proxy statement, please write us at the address shown above, and we will deliver it promptly.

Concur Technologies encourages your participation in this program. It not only allows us to reduce costs, but is more environmentally friendly by reducing the unnecessary use of materials.

January, 2007

▼Please detach here ▼

18400 NE Union Hill Road Redmond, WA 98052

This proxy is solicited by the Board of Directors of Concur Technologies, Inc. for use at the Annual Meeting of Stockholders on March 14, 2007.

This proxy will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the Board of Director nominees and Proposals 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint S. Steven Singh and Kyle R. Sugamele (the “Named Proxies”), and each of them, with full power of substitution, to vote on the matters shown on the reverse side and, in their discretion, on any other matters which may properly come before the Annual Meeting and all adjournments and postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(See above for voting instructions)